Exhibit 99.2

WESTMORELAND-LG&E PARTNERS

BALANCE SHEETS
AS OF DECEMBER 31,

	2005	2004
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$21,429,618	$23,547,318
Accounts receivable	22,843,387	20,262,811
Fuel inventories	1,689,289	2,740,403
Prepaid expenses	495,344	558,600

Total current assets	46,457,638	47,109,132

PROPERTY, PLANT, AND EQUIPMENT—Net	228,322,765	237,342,746

LOAN ORIGINATION FEES—Net	3,023,022	3,731,454

RESTRICTED ASSETS	22,848,995	22,554,540

OTHER ASSETS	387	10,771

TOTAL	$300,652,807	$310,748,643

LIABILITIES AND PARTNERS’ CAPITAL

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$18,143,384	$10,170,100
Interest payable	1,744,469	1,692,665
Current portion of long-term debt	25,593,595	22,155,937

Total current liabilities	45,481,448	34,018,702

LONG TERM DEBT	158,002,192	183,595,787

OTHER NONCURRENT LIABILITIES	526,440	1,513,430

Total liabilities	204,010,080	219,127,919

COMMITMENTS AND CONTINGENCIES

PARTNERS’ CAPITAL:
Westmoreland-Roanoke Valley L.P.	50,932,116	48,906,389
LG&E-Roanoke Valley L.P.	45,836,745	43,853,646
Unrealized loss on derivative instrument	(126,134)	(1,139,311)

Total partners’ capital	96,642,727	91,620,724

TOTAL	$300,652,807	$310,748,643

See notes to financial statements.

WESTMORELAND-LG&E PARTNERS

STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31,

	2005	2004	2003

ENERGY REVENUES	$109,990,766	$112,668,697	$110,401,434

COST OF REVENUES	37,038,743	37,737,668	36,903,674

GROSS PROFIT	72,952,023	74,931,029	73,497,760

OPERATING EXPENSES:
Operating and maintenance	13,795,952	15,191,487	11,665,930
Depreciation	10,249,986	10,172,730	10,031,725
Amortization	718,818	733,354	733,354
General and administrative	11,288,303	10,168,522	5,420,240

Total operating expenses	36,053,059	36,266,093	27,851,249

OPERATING INCOME	36,898,964	38,664,936	45,646,511

OTHER INCOME (EXPENSE):
Interest income	1,274,758	393,049	273,750
Interest expense	(13,777,659)	(14,000,651)	(15,564,047)
Other	--	5,750	8,600

Total other income (expense)—net	(12,502,901)	(13,601,852)	(15,281,697)

INCOME BEFORE CUMULATIVE EFFECT OF
A CHANGE IN ACCOUNTING PRINCIPLE	24,396,063	25,063,084	30,364,814

CUMULATIVE EFFECT OF A CHANGE IN
ACCOUNTING PRINCIPLE	--	--	(189,948)

NET INCOME	$24,396,063	$25,063,084	$30,174,866

OTHER COMPREHENSIVE INCOME—
Unrealized gain on derivative instrument	1,013,177	2,255,058	2,577,044

TOTAL COMPREHENSIVE INCOME	$25,409,240	$27,318,142	$32,751,910

See notes to financial statements.

WESTMORELAND-LG&E PARTNERS

STATEMENTS OF PARTNERS' CAPITAL
FOR THE YEARS ENDED DECEMBER 31,

	Westmoreland- Roanoke Valley L.P.	LG&E- Roanoke Valley L.P.	Unrealized Loss on Derivative Instrument	Total

BALANCE--January 1, 2003	$35,198,215	$30,168,128	$(5,971,413)	$59,394,930

Net income	15,106,139	15,068,727	--	30,174,866

Partner distributions	(11,047,111)	(10,995,940)	--	(22,043,051)

Unrealized gain on derivative instrument	--	--	2,577,044	2,577,044

BALANCE--December 31, 2003	39,257,243	34,240,915	(3,394,369)	70,103,789

Net income	12,559,078	12,504,006	--	25,063,084

Partner distributions	(2,909,932)	(2,891,275)	--	(5,801,207)

Unrealized gain on derivative instrument	--	--	2,255,058	2,255,058

BALANCE--December 31, 2004	48,906,389	43,853,646	(1,139,311)	91,620,724

Net income	12,271,862	12,124,201	--	24,396,063

Partner distributions	(10,246,135)	(10,141,102)	--	(20,387,237)

Unrealized gain on derivative instrument	--	--	1,013,177	1,013,177

BALANCE--December 31, 2005	$50,932,116	$45,836,745	$(126,134)	$96,642,727

See notes to financial statements.

WESTMORELAND-LG&E PARTNERS

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31,

	2005	2004	2003
OPERATING ACTIVITIES:
Net income	$24,396,063	$25,063,084	$30,174,866
Adjustments to reconcile net income to net cash
provided by operating activities:
Cumulative effect of a change in accounting principle	--	--	189,948
Depreciation	10,249,986	10,172,730	10,031,725
Amortization	718,818	733,354	733,354
Ash monofill amortization	--	12,940	--
Decrease (increase) in accounts receivable	(2,580,576)	461,700	(1,424,937)
Decrease (increase) in fuel inventories	1,051,114	(639,509)	(24,808)
Decrease (increase) in prepaid expenses	63,256	(109,956)	204,294
Increase (decrease) in accounts payable and accrued liabilities	7,973,284	1,393,414	(313,601)
Increase (decrease) in interest payable	51,804	(73,713)	(195,682)

Net cash provided by operating activities	41,923,749	37,014,044	39,375,159

INVESTING ACTIVITIES:
Purchases of property, plant, and equipment	(1,203,820)	(707,575)	(1,304,124)
Increase in restricted assets	(294,455)	(1,763,274)	(829,746)

Net cash used in investing activities	(1,498,275)	(2,470,849)	(2,133,870)

FINANCING ACTIVITIES:
Repayment of notes payable	(22,155,937)	(20,198,880)	(18,447,519)
Partner distributions	(20,387,237)	(5,801,207)	(22,043,051)

Net cash used in financing activities	(42,543,174)	(26,000,087)	(40,490,570)

NET INCREASE (DECREASE) IN CASH AND
CASH EQUIVALENTS	(2,117,700)	8,543,108	(3,249,281)

CASH AND CASH EQUIVALENTS--Beginning of year	23,547,318	15,004,210	18,253,491

CASH AND CASH EQUIVALENTS--End of year	$21,429,618	$23,547,318	$15,004,210

SUPPLEMENTAL DISCLOSURE OF CASH
FLOW INFORMATION—
Cash paid during the year for interest	$13,725,855	$14,074,364	$15,759,729

See notes to financial statements.

WESTMORELAND-LG&E PARTNERS

NOTES TO FINANCIAL STATEMENTS

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization—Westmoreland-LG&E Partners (the “Venture”), a Virginia general partnership, was formed to own and operate two cogeneration facilities (the “Facilities”) located in Weldon, North Carolina. The first facility (“ROVA I”) is a 180 megawatt facility and the second facility (“ROVA II”) is a 50 megawatt facility adjacent to ROVA I. The Facilities share certain coal handling, electrical distribution, and administrative equipment. The Facilities produce electric power and steam by burning coal. The steam is sold to a local industrial plant for use in its manufacturing process. ROVA I and ROVA II operate as exempt wholesale generators as determined by the Federal Energy Regulatory Commission (“FERC”). ROVA I commenced commercial operation on May 29, 1994 (Commercial Operations Date). ROVA II commenced commercial operation on June 1, 1995 (Commercial Operations Date).

The partners in the Venture are Westmoreland-Roanoke Valley, L.P. (“Westmoreland L.P.”), a limited partnership between Westmoreland Energy, LLC. (“WEI”), as the sole limited partner, and WEI-Roanoke Valley, Inc., a wholly owned subsidiary of WEI, as the sole general partner, and LG&E Roanoke Valley L.P. (“LG&E L.P.”), a limited partnership between LG&E Power Roanoke Incorporated, an indirect wholly owned subsidiary of LG&E Power Inc. (“LPI”), as the sole limited partner, and LG&E Power 16 Incorporated, an indirect wholly owned subsidiary of LPI, as the sole general partner. Under the terms of the General Partnership Agreement (“Partnership Agreement”), after priority allocations to Westmoreland L.P., all income, loss, tax deductions and credits, and cash distributions are allocated approximately 50% to Westmoreland L.P. and 50% to LG&E L.P.

Terms—Terms used herein are defined in Section 1.1 of the Amended and Restated Construction and Term Loan Agreement (the “Credit Agreement”).

Power Sales Agreement—The Venture has entered into two Power Purchase and Operating Agreements (“Power Agreements”) with North Carolina Power Company, a division of Dominion Virginia Power Company (“DVP”), for the sale of all energy produced by the Facilities. Each Power Agreement is for an initial term of 25 years from the respective Commercial Operations Date. Revenue is recognized for these Power Agreements as amounts are invoiced.

Under the terms of the ROVA I Power Agreement, the energy price consists of an Energy Purchase Price (“ROVA I Energy Price”) and a Purchased Capacity Unit Price (“ROVA I CUP”). The ROVA I Energy Price is billed for each kilowatt-hour delivered and is comprised of a Base Fuel Compensation Price (“ROVA I Fuel Price”) and an Operating and Maintenance Price (“ROVA I O&M Price”). The ROVA I Fuel Price is adjusted quarterly and the ROVA I O&M Price is adjusted annually based upon the Gross Domestic Product Implicit Price Deflator Index (“GDPIPD”). The ROVA I CUP is determined by dividing the sum of the applicable capacity components (the Fixed Capacity Component and the O&M Capacity Component) by a three-year rolling average capacity factor (“Average Capacity Factor”) expressed in cents per kilowatt-hour. Annually, on April 1, the O&M Capacity Component is adjusted by the percentage change in the GDPIPD. The Venture recognizes revenue based on the billed ROVA I Energy Price and the ROVA I Delivered Capacity expressed in kilowatt-hours multiplied by the ROVA I CUP. In addition, a notional, off-balance sheet account (the “Tracking Account”) has been established to accumulate differences in actual capacity versus the three-year rolling average capacity to facilitate calculation of Capacity Purchase Payment Adjustments. If the Actual Capacity Factor for any year is less than the Average Capacity Factor, the Tracking Account is decreased and the Venture will recognize additional revenue from the Capacity Purchase Payment Adjustment to the extent of the positive balance in the Tracking Account. If the Actual Capacity Factor for any year is greater than the Average Capacity Factor, the Tracking Account is increased, but no additional revenue is recognized. As of December 31, 2005 and December 31, 2004, the Tracking Account contained a positive balance of $829,022 and $1,168,971, respectively, which is not included in the financial statements.

Under the terms of the ROVA II Power Agreement, the energy price consists of an Energy Purchase Price (“ROVA II Energy Price”) and a Purchased Capacity Price (“ROVA II Capacity Price”). The ROVA II Energy Price is billed for each kilowatt-hour delivered, reduced by 2.25% for line losses, and is comprised of a Base Fuel Compensation Price (“ROVA II Fuel Price”) and an Operating and Maintenance Price (“ROVA II O&M Price”). The ROVA II Fuel Price is adjusted quarterly and the ROVA II O&M Price is adjusted annually based upon the GDPIPD. The ROVA II Capacity Price is based on the Dispatch Level, Dependable Capacity, and Net Electrical Output, and is comprised of a fixed amount per kilowatt-hour plus a variable amount per kilowatt-hour, which is adjusted annually based upon the GDPIPD. The Venture recognizes revenue based on the billed ROVA II Energy Price and ROVA II Capacity Price.

Energy Services Agreement—The Venture has entered into an Energy Services Agreement (“Energy Agreement”) with Patch Rubber Company for the sale of steam produced by the Facilities. The Energy Agreement is for an initial term of 15 years from the later of the ROVA I Initial Delivery Date or the ROVA II Initial Delivery Date with three five-year renewal options. Under the terms of the Energy Agreement, the volume of steam delivered determines payments to the Venture. The prices of delivered steam will be increased annually based upon the Gross National Product Implicit Price Deflator Index (“GNPIPD”) beginning January 1, 1991, except that such increase shall not exceed 3% per year. The Venture recognizes revenue on steam sales based on the volume of steam delivered.

Cash Equivalents—The Venture considers all highly liquid securities purchased with an original maturity of three months or less to be cash equivalents.

Fuel Inventories—Fuel inventories, which consist primarily of coal, are valued at the lower of cost or market. Cost is determined by the moving weighted average method.

Property, Plant, and Equipment—Depreciation is provided on a straight-line method over the estimated useful lives of the assets except for the ash monofills. The ash monofills are amortized on a cost per ton basis multiplied by tons sent to each monofill. The ash monofills were built as disposal sites for the ash generated during operations.

        Balance of property, plant, and equipment, at cost, as of December 31, 2005 and 2004, is as follows:

	2005	2004	Useful lives in Years

Land	$1,009,820	$1,009,820
Land improvements	300,064	300,064	29
Plant and related equipment, including
capitalized interest of $34,486,000 in 2005 and 2004	335,072,608	332,949,603	5-35
Office equipment	991,144	911,902	5
Ash monofills	2,230,776	2,230,776
Construction-in-progress	8,761	1,007,189
Asset retirement obligation	203,496	203,496	24
Transportation equipment	182,197	182,197	5

Total cost	339,998,866	338,795,047
Less accumulated depreciation	(111,676,101)	(101,452,301)

Property, plant, and equipment--net	$228,322,765	$237,342,746

Loan Origination Fees—Loan origination fees incurred in conjunction with obtaining the construction and term loan, institutional loan, and bond financing have been capitalized. These costs are being amortized by the straight-line method over the lives of the notes and bonds. Accumulated amortization at December 31, 2005 and 2004 was $9,149,105 and $8,440,671, respectively.

Restricted Assets—Restricted assets represent cash deposits to the Debt Protection Account (“DPA”), the Ash Reserve Account (“Ash”) and the Repair and Maintenance Account (“R&M”) as required by the Credit Agreement. At December 31, 2005 and 2004, the DPA balance was fully funded at $21,724,657 and $20,408,247, respectively. The maximum Ash balance is $600,000, of which $606,009 and $603,276 has been funded by the Venture at December 31, 2005 and 2004, respectively, in accordance with the terms of the Credit Agreement. The maximum R&M balance is $2,200,000 through January 31, 2004, and $2,600,000 thereafter until January 31, 2010, of which $518,330 and $1,543,017 has been funded by the Venture at December 31, 2005 and 2004, respectively, in accordance with the terms of the Credit Agreement. The remaining R&M balance will be funded incrementally on each distribution date until such time as it is fully funded. See Note 3, Long-Term Debt.

Intangible Asset—The Venture paid $215,973 to construct a chiller system physically located on the property of Patch Rubber Company. The Venture has rights to use the system through October 2006. These costs have been amortized on a straight-line basis over the period of nine years. Accumulated amortization was $215,973 and $205,589 at December 31, 2005 and 2004, respectively.

Major Maintenance—The Venture expenses major maintenance costs as incurred.

Income Taxes—The Venture is a partnership and, as such, does not record or pay income taxes. Each Venture partner reports its respective share of the Venture’s taxable income or loss for income tax purposes.

Derivatives—Statement of Financial Accounting Standards (“SFAS”) No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities, SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities, requires that all derivatives be recognized in the financial statements as either assets or liabilities and that they be measured at fair value. Changes in fair value are recorded as adjustments to the assets or liabilities being hedged in Other Comprehensive Income (Loss), or in current earnings, depending on whether the derivative is designated and qualifies for hedge accounting, the type of hedge transaction represented and the effectiveness of the hedge.

In connection with the adoption of SFAS No.133, SFAS No. 138 and SFAS No.149, the Venture classified its Interest Rate Exchange Agreements (“Swap Agreements”) as cash flow hedges. At December 31, 2005 and 2004, the fair value of the Swap Agreements is recorded as a noncurrent liability of $126,134 and $1,139,311, respectively. The change in fair value is recorded as a component of Other Comprehensive Loss.

Asset Retirement Obligation—In August 2001, FASB issued Statement No. 143, Accounting for Asset Retirement Obligations, and the Venture adopted this statement effective January 1, 2003. Statement No. 143 addresses financial accounting for legal obligations associated with the retirement of long-lived assets. Upon adoption of this statement, the Venture recorded $326,770 of asset retirement obligations in the balance sheet primarily representing the current estimated present value of the Venture’s obligation to perform various clean-up and monitoring activities when the power plants are closed in the future. Of this original amount, $136,822 was recorded as an incremental cost of the underlying property, plant, and equipment. The cumulative effect on earnings of adopting this new statement was a charge to earnings of $189,948, representing the cumulative amounts of depreciation and depletion expenses and changes in the asset retirement obligation due to the passage of time for historical accounting periods. The adoption of the new standard did not have a significant impact on income before cumulative effect of a change in accounting principle for the year ended December 31, 2003.

As of December 31, 2005 and 2004, the Venture’s obligation recorded in Other Noncurrent Liabilities was $400,307 and $374,119, respectively. Changes in the Venture’s asset retirement obligations for the years ended December 2005 and 2004 were:

	2005	2004

Asset retirement obligation - beginning of year	$374,119	$349,644
Accretion	26,188	24,475

Asset retirement obligation - end of year	$400,307	$374,119

In March 2005, FASB issued FASB Interpretation No. 47 (“FIN 47”), Accounting for Conditional Asset Retirement Obligations – an interpretation of FASB Statement 143. FIN 47 clarifies that a legal obligation to perform an asset retirement activity that is conditional on a future event is within the scope of SFAS No. 143. It also clarifies the meaning of the term “conditional asset retirement obligation” as a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. Accordingly, an entity is required to recognize a liability for the fair value of an asset retirement obligation that is conditional on a future event if the liability is reasonably estimated. The interpretation also clarifies when the entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. The adoption of FIN 47 had no material impact on the Venture’s financial position or results of operations.

Use of Estimates—Financial statements prepared in conformity with accounting principles generally accepted in the United States of America require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

Reclassification—Certain prior period amounts have been reclassified to conform to the current period presentation.

2.	FINANCIAL INSTRUMENTS

The Venture is a party to financial instruments with off-balance sheet risk. The counter parties relating to financial instruments anticipate no losses due to nonperformance. Pursuant to SFAS No. 107, Disclosures about Fair Value of Financial Instruments, the Venture is required to disclose the fair value of financial instruments where practicable. The carrying amounts of cash equivalents, accounts receivable, and accounts payable reflected on the balance sheets approximate the fair value of these instruments due to the short duration to maturity. The fair value of long-term debt is based on the interest rates available to the Venture for debt with similar terms and maturities. The fair value of interest rate swaps is based on the quoted market price as provided by the financial institution, which is the counter party to the swap. The fair value of the Institutional Debt is based on the present value of the underlying cash flows using the market interest rate for similar instruments at December 31, 2005 and 2004.

The cost and estimated fair value of the Venture’s financial instruments as of December 31, 2005 and 2004, are as follows:

	2005		2004

	Carrying Value	Fair Value	Carrying Value	Fair Value

Long-term debt	$(183,595,787)	$(192,945,925)	$(205,751,724)	$(218,836,855)

Interest rate swaps	(126,133)	(126,133)	(1,139,311)	(1,139,311)

3.	LONG-TERM DEBT

	2005	2004

Notes payable	$146,835,787	$168,991,724
Bonds payable	36,760,000	36,760,000

Total	183,595,787	205,751,724
Less current portion	25,593,595	22,155,937

Total long-term debt	$158,002,192	$183,595,787

On December 18, 1991, the Venture entered into the Credit Agreement (“Tranche A”) with a consortium of banks (the “Banks”) and an Institutional Lender for the financing and construction of the ROVA I facility. On December 1, 1993, the Credit Agreement was amended and restated (“Tranche B”) to allow for the financing and construction of the ROVA II facility. Under the terms of the Credit Agreement, the Venture is permitted to borrow up to $229,887,000 from the Banks (“Bank Borrowings”), $120,000,000 from an Institutional Lender, and $36,760,000 in tax-exempt facility revenue bonds (“Bond Borrowings”) under two Indenture Agreements with the Halifax County, North Carolina, Industrial Facilities and Pollution Control Financing Authority (“Financing Authority”). The borrowings are evidenced by promissory notes and are secured by land, the Facilities, the Venture’s equipment, inventory, accounts receivable, certain other assets and the assignment of all material contracts. Bank Borrowings amounted to $73,071,787 and $90,791,724 at December 31, 2005 and 2004, respectively and mature in 2008. The Credit Agreement requires interest on the Bank Borrowings at rates set at varying margins in excess of the Banks’ base rate, London Interbank Offering Rate (“LIBOR”) or certificate of deposit rate (“CD”), for various terms from one day to one year in length, each to be selected by the Venture when amounts are borrowed. Interest payments for all elections are generally due at the end of the applicable interest period. However, if such interest period extends beyond a Quarterly Date, then interest is due on each Quarterly Date and at the end of the applicable interest period. During 2005 and 2004, the weighted average interest rate for the outstanding Bank Borrowings was 4.80% and 2.90%, respectively. The interest rate at December 31, 2005 and 2004 was 5.86% and 3.85%, respectively.

At the Tranche A Conversion Date (January 31, 1995), Westmoreland L.P. and LG&E L.P. contributed a combined total of $8,571,224 (“Tranche A Equity Funding”) to the Venture to reduce the principal amount of the outstanding Tranche A Bank Borrowings. The remaining principal balance of the Tranche A Bank Borrowings converted into a term loan (“Tranche A Term Loan”). Principal payments under the Tranche A Term Loan are based upon fixed percentages, ranging from 0.75% to 7.55% of the Tranche A Term Loan, and are paid in 38 semiannual installments.

At the Tranche B Conversion Date (October 19, 1995), Westmoreland L.P. and LG&E L.P. contributed a combined total of $9,222,152 (“Tranche B Equity Funding”) to the Venture to reduce the principal amount of the outstanding Tranche B Bank Borrowings. The remaining principal balance of the Tranche B Bank Borrowings converted into a term loan (“Tranche B Term Loan”). Principal payments under the Tranche B Term Loan are based upon fixed percentages, ranging from 0.68% to 7.87% of the Tranche B Term Loan, and are paid in 40 semiannual installments.

Under the terms of the Credit Agreement, interest on the Tranche A Institutional Borrowings is fixed at 10.42% and interest on the Tranche B Institutional Borrowings is fixed at 8.33%. For the combined Institutional Borrowings, the weighted average interest rate for December 31, 2005 and 2004, was 9.78% and 9.73%, respectively.

The Credit Agreement requires repayment of the Tranche A Institutional Borrowings in 38 semiannual installments ranging from $850,000 to $4,250,000. The Credit Agreement requires repayment of the Tranche B Institutional Borrowings in 40 semiannual installments ranging from $294,000 to $6,510,000. At December 31, 2005 and 2004, Institutional Borrowings amounted to $73,764,000 and $78,200,000, respectively.

In accordance with the Indenture Agreement, the Financing Authority issued $29,515,000 of 1991 Variable Rate Demand Exempt Facility Revenue Bonds (“1991 Bond Borrowings”) and $7,245,000 of 1993 Variable Rate Demand Exempt Facility Revenue Bonds (“1993 Bond Borrowings”), the proceeds of which were deposited with the respective Trustee pending reimbursement to the Venture for qualified expenditures. The 1991 Bond Borrowings and the 1993 Bond Borrowings are secured by irrevocable letters of credit in the amounts of $30,058,400 and $7,378,387, respectively, which were issued to the respective Trustee by the Banks. The fees associated with the letters of credit totaled $781,424, $751,449 and $727,053 for the years ended December 31, 2005, 2004 and 2003, respectively. The weighted average interest rate for the outstanding Bond Borrowings was 2.43% and 1.24% for the years ended December 31, 2005 and 2004, respectively. The interest rate at December 31, 2005 and 2004 was 3.10% and 1.62%, respectively. The 1991 Bond Indenture Agreement requires repayment of the 1991 Bond Borrowings in four semi-annual installments of $1,180,600, $1,180,600, $14,757,500, and $12,396,300. The first installment of the 1991 Bond Borrowings is due in January 2008. The 1993 Indenture Agreement requires repayment of the 1993 Bond Borrowings in three semi-annual installments of $1,593,900, $1,811,250, and $3,839,850. The first installment is due in January 2009.

On January 17, 1992, the Venture entered into Interest Rate Exchange Agreements (“Swap Agreements”) with the Banks, which were created for the purpose of securing a fixed interest rate of 8.03% on approximately 63.3% of the Tranche A Bank Borrowings. These Swap Agreements have been classified as cash flow hedges. In return, the Venture receives a variable rate based on LIBOR, which averaged 3.3% and 1.46% during 2005 and 2004, respectively. Under the terms of the Swap Agreements, the difference between the interest at the rate selected by the Venture at the time the funds were borrowed and the fixed interest rate is paid or received quarterly. Swap interest incurred under this agreement was $947,958, $2,229,660 and $3,191,956 for the years ended December 31, 2005, 2004 and 2003.

To ensure performance under the Power Agreement, irrevocable letters of credit in the amounts of $4,500,000 and $1,476,000 were issued to DVP by the Banks on behalf of the Venture for ROVA I and ROVA II, respectively. The fees associated with the letters of credit totaled $89,640, $86,258 and $97,888 for the years ended December 31, 2005, 2004 and 2003, respectively.

The debt agreements contain various restrictive covenants primarily related to construction of the Facilities, maintenance of the property, and required insurance. Additionally, the financial covenants include restrictions on incurring additional indebtedness and property liens, paying cash distributions to the partners, and incurring various commitments without lender approval. At December 31, 2005 and 2004, the Venture was in compliance with the various covenants.

Pursuant to the terms of the Credit Agreement, the Venture must maintain a debt protection account (“DPA”). On November 30, 2000, Amendment 6 to the Credit Agreement (“Amendment 6”) was negotiated with the Banks and the full funding level was increased to $22,000,000 and an additional $2,000,000 was funded. Beginning in 2002, additional funding of $1.1 million per year is required through 2008. In 2009, $6.7 million of the $9.7 million contributed from 2000-2008 will be available for partnership distribution. In 2010, the remaining $3 million will be available for partnership distribution and the full funding level reverts back to $20,000,000. At year end, the DPA consists of $21,724,657 in cash (see Note 1, Restricted Assets) and a letter of credit in the amount of $5,000,000.

Balances held in the DPA are available to be used to meet shortfalls of debt service requirements. If the balance in the DPA falls below the required balance, the cash flow from the Facilities must be paid into the DPA until the deficiency is corrected. There were no deficiencies at December 31, 2005 and 2004.

The Credit Agreement requires the Venture to maintain an R&M account. Pursuant to Amendment 6, the Venture was required to increase its maximum funding level from $1.5 million to $2.2 million by January 31, 2004. See Note 1, Restricted Assets. The maximum funding level increased to $2.6 million from January 31, 2004 through January 31, 2010, after which date it reverts back to $2.2 million.

Under the terms of the Credit Agreement, the Venture must maintain an Ash Reserve Account. Pursuant to Amendment 6, the funding level of the Ash Reserve Account was reduced from $1,000,000 to $600,000. See Note 1, Restricted Assets. Also, a provision was made for the funds to be used for debt protection after the funds in the DPA and R&M are exhausted. Should the funds be used for debt protection, or should the Venture receive written notice from the Banks’ independent engineer that construction of a new ash monofill will be required, the funding level will immediately increase to $1,000,000.

Future principal payments on long-term debt at December 31, 2005, are as follows:

Year	Total

2006	$25,593,595
2007	27,695,661
2008	32,267,731
2009	33,043,950
2010	13,494,850
Thereafter	51,500,000

$183,595,787

4.	COMMITMENTS AND CONTINGENCIES

Coal Supply Agreement—The Venture has entered into two Coal Supply Agreements (“Coal Agreements”) with TECO Coal Corporation (“TECO”). Under the terms of the Coal Agreements, TECO entered into a subcontract with Kentucky Criterion Coal Company (“KCCC”), an affiliate of WEI, to provide 79.5% of the coal requirements under the Coal Agreements. On December 16, 1994, WEI sold the assets of KCCC to Consol of Kentucky, Inc. (“Consol”). TECO consented to the assignment of the subcontract with KCCC to Consol. Each Coal Supply Agreement is for an initial term of 20 years from the respective Commercial Operations Date with two five-year renewal options. Under the terms of the Coal Agreements, the Venture must purchase a combined minimum of 512,500 tons of coal each contract year (“Minimum Quantity”). In the event the Venture fails to purchase the Minimum Quantity in any contract year, the Venture may be liable for actual and direct damages incurred by TECO, up to a maximum of $5 per ton for each ton short for ROVA I or 20% of the current Base Price for each ton short for ROVA II. The Base Price is comprised of the Subject Coal and Subject Transportation and is adjusted annually on July 1 of each contract year based upon the GNPIPD. The average coal cost per ton, including transportation cost, for the years ended December 31, 2005, 2004 and 2003 was $48.59, $49.37 and 48.86, respectively. Coal purchases from TECO for the years ended December 31, 2005, 2004 and 2003 were $20,304,811, $21,049,907 and $20,364,430, respectively.

Lime Supply Agreement—The Venture has entered into two Lime Supply Agreements (“Lime Agreements”) with O. N. Minerals (Chemstone) Corporation. The Lime Agreements were for an initial term of five years from the respective commercial operations dates and have been extended through December 31, 2008. Under the terms of the Lime Agreements, the Venture must purchase the greater of 100% of the Facility’s requirement or 10,000 tons of pebble lime per year for ROVA I and 4,500 tons of hydrated lime per year for ROVA II. The base price is increased annually over the life of the Lime Agreements.

The average lime cost per ton, including transportation cost, for the years ended December 31, 2005, 2004 and 2003 was $86.70, $86.12 and $83.33, respectively. Total purchases and transportation under the agreements were $1,597,170 and $2,067,817 and $1,840,646, respectively, for the years ended December 31, 2005, 2004 and 2003. See Rail Transportation Agreement below for information about contract terms and conditions.

Rail Transportation Agreement—The Coal Rail Transportation Agreement (“Coal Rail Agreement”) is for an initial term of 20 years from the commercial date of ROVA I, with two five-year renewal options. Under the terms of the Coal Rail Agreement, the base rate per ton is adjusted annually for the life of the Coal Rail Agreement. Additionally, the Venture must utilize CSX Transportation (“CSX”) for up to 95% of the coal received by the Facility on an annual basis. Failure to comply with this requirement may result in liquidated damages based on the difference between the 95% contract requirement and tons actually received. Total charges under the Coal Rail Agreement for the years ended December 31, 2005, 2004 and 2003 were $10,564,729, $12,270,821 and $11,071,622, respectively.

The Venture has entered into a Rail Transportation Agreement for the transportation of lime to the Facilities with CSX. The Lime Rail Transportation Agreement (“Lime Rail Agreement”), as amended, extends through June 10, 2008. Under the terms of the Lime Rail Agreement, the base rate per ton is adjusted annually, as determined in the Lime Rail Agreement, each June 11. Additionally, the Venture must utilize CSX for up to 95% of the lime received by ROVA I on an annual basis. Failure to comply with this requirement may result in liquidated damages based on the difference between the 95% contract requirement and the tons actually received. See Lime Supply Agreement above.

Property Tax Audit— The Venture is located in Halifax County, North Carolina and is the County’s largest taxpayer. In 2002, the County hired an independent consultant to review and audit personal property tax returns for the previous five years. In May 2002, the County advised the Venture that its returns were being scrutinized for potential underpayment and undervaluation of the property subject to tax. The Venture responded that its valuation was consistent with an agreement reached with the County in 1996. On November 5, 2002, the County assessed the Venture $4.6 million for the years 1997 to 2001. The Venture filed a protest with the Property Tax Commission. On May 26, 2004, the Tax Commission denied the Venture’s protest and issued an order consistent with the County’s assessment. The Venture appealed the Tax Commission’s decision to the North Carolina Court of Appeals on June 24, 2004. In December 2005, the Venture received an adverse ruling from the North Carolina Court of Appeals. The Venture did not appeal this ruling. At December 31, 2005, the Venture has recorded a liability of $10.6 million for this contingency in accounts payable and accrued liabilities on the balance sheet for the tax years 1996 to 2005. The Venture subsequently paid $7.1 million, including penalties and interest, for the 1996 to 2001 tax years. The Venture continues to pursue a challenge of the additional assessment for the remaining tax years.

5.	RELATED-PARTY TRANSACTIONS

The Venture entered into an operating agreement with LG&E Power Services LLC, (the “Operator”), an affiliate of LPI, for the operation and maintenance of the Facility and administration of the Venture’s day-to-day operations expiring 25 years after the Commencement Date. The agreement provides for the reimbursement of payroll and other direct costs incurred by the Operator in performance of the agreement, reimbursement of the Operator’s overhead and general and administrative costs based on stated percentages of the reimbursable payroll costs, and a fixed fee. Reimbursed costs and fees incurred under the agreement were $7,176,792, $6,220,711 and $6,494,789 for the years ended December 31, 2005, 2004 and 2003. At December 31, 2005, 2004 and 2003, $393,313, $372,153 and $1,024,307, respectively, were owed to the Operator and are included in accounts payable in the accompanying financial statements.

The Venture incurred various costs that were paid to LPI and its affiliates, primarily relating to venture management fees, financial management, engineering, environmental services, and internal legal fees on behalf of the Venture. Fees incurred totaled $575,149, $580,993 and $415,300, respectively, for the years ended December 31, 2005, 2004 and 2003. At December 31, 2005, 2004 and 2003, $104,994, $131,358 and $129,640, respectively, were owed to LPI and are included in accounts payable in the accompanying financial statements.

The Venture incurred various costs that were paid to WEI primarily relating to venture accounting fees and cost accounting services. Fees paid totaled $276,628, $236,500 and $258,000 for the years ended December 31, 2005, 2004 and 2003, respectively. At December 31, 2005, 2004 and 2003, $14,000, $0 and $0, respectively, were owed to WEI and are included in accounts payable in the accompanying financial statements.

The Venture incurred maintenance costs, which were paid to Westmoreland Technical Services, Inc. (“WTS”). These costs totaled $2,268,902, $2,416,306 and $1,199,437 for the years ended December 31, 2005, 2004 and 2003. At December 31, 2005, 2004 and 2003, $40,053, $319,380 and $8,540, respectively, were owed to WTS and are included in accounts payable in the accompanying financial statements.

6.	SALE OF VENTURE

An Interest Purchase Agreement (“Agreement”) is being negotiated between the two partners of the Venture which would provide that an affiliate of Westmoreland L.P. would acquire LG&E L.P.‘s 50% interest in the Venture (the “Acquisition”). The Agreement has been objected to by DVP. The Venture and DVP have reached an agreement in principle, and are currently negotiating a definitive agreement, by which, in exchange for a payment in cash by the Venture, DVP would consent to the Acquisition. The finality of this agreement and the closing date of this transaction are currently unknown.

INDEPENDENT AUDITORS’ REPORT

To the Partners of
Westmoreland-LG&E Partners
Louisville, Kentucky

We have audited the accompanying balance sheets of Westmoreland-LG&E Partners (the “Venture”) as of December 31, 2005 and 2004, and the related statements of income and comprehensive income, partners’ capital, and cash flows for each of the three years in the period ended December 31, 2005.  These financial statements are the responsibility of the Venture’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Venture’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Venture as of December 31, 2005 and 2004, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP

Indianapolis, Indiana
March 10, 2006